UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            December 4, 2025

Stride, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11720 Plaza America Drive, 9th Floor, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below under Item 5.07, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Stride, Inc. (the “Company”) held on December 4, 2025, the Company’s stockholders, upon the recommendation of the Board of Directors of the Company (the “Board”), approved the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan (the “2016 Plan”), which increased the number of shares of common stock available for issuance by 740,000 shares and extended the term of the 2016 Plan to October 17, 2035.

Also as noted below under Item 5.07, at the Annual Meeting the Company’s stockholders, upon the recommendation of the Board, approved the Company’s 2025 Employee Stock Purchase Plan (the “ESPP”), which provides eligible employees with an opportunity to participate in the ownership of the Company by purchasing the Company’s common stock at a discount through payroll deductions. The ESPP authorizes the issuance of 4,000,000 shares of the Company’s common stock.

A more detailed description of the material terms of the 2016 Plan and ESPP was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2025 (the “Proxy Statement”), and such description is hereby incorporated by reference herein. The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the 2016 Plan and ESPP and are qualified by reference to the text of the 2016 Plan and the ESPP, which are included as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on December 4, 2025. The Company previously filed with the SEC the Proxy Statement and related materials pertaining to this meeting, which describe in detail each of the five proposals submitted to stockholders at the meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The eight nominees for the Board were elected to hold office until the next annual meeting of stockholders or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office. The tabulation of votes is set forth below:

	For	Withheld	Broker Non-Vote
Aida M. Alvarez	35,496,488	796,875	2,984,069
Steven B. Fink	34,564,141	1,729,222	2,984,069
Robert E. Knowling, Jr.	34,886,950	1,406,413	2,984,069
Allison Lawrence	35,613,225	680,138	2,984,069
Liza McFadden	33,983,683	2,309,680	2,984,069
James J. Rhyu	34,118,553	2,174,810	2,984,069
Ralph Smith	35,628,373	664,990	2,984,069
Joseph A. Verbrugge	35,530,691	762,672	2,984,069

Proposal 2: Ratification of Appointment of Independent Auditor

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 was ratified with 39,046,477 votes for, 68,426 votes against, 162,529 abstentions, and no broker non-votes.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

The compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables in the Proxy Statement, was approved on an advisory basis (non-binding). There were 29,512,235 votes for, 6,530,915 votes against, 250,213 abstentions, and 2,984,069 broker non-votes.

Proposal 4: Approval of Amendment and Restatement of the 2016 Plan

The amendment and restatement of the 2016 Plan was approved with 32,010,680 votes for, 4,118,836 votes against, 163,847 abstentions, and 2,984,069 broker non-votes.

Proposal 5: Approval of the ESPP

The ESPP was approved with 35,999,777 votes for, 156,376 votes against, 137,210 abstentions, and 2,984,069 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Stride, Inc. Amended and Restated 2016 Equity Incentive Award Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 24, 2025, File No. 001-33883)
10.2	Stride, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 24, 2025, File No. 001-33883)
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stride, Inc.

Date: December 10, 2025	By:	/s/ Greerson G. McMullen Sr.
	Name:	Greerson G. McMullen Sr.
	Title:	Executive Vice President, General Counsel and Secretary